Exhibit 10.1

Execution Copy

CURRENT EXCESS SERVICING SPREAD ACQUISITION AGREEMENT

FOR FNMA MORTGAGE LOANS

by and between

NATIONSTAR MORTGAGE LLC

(Seller)

and

NIC MSR II LLC

(Purchaser)

Dated and effective as of March 6, 2012

EXHIBITS

Exhibit A – Form of Assignment Agreement

Exhibit B – Schedule of Mortgage Loans

Exhibit C – Seller’s Officer’s Certificate

Exhibit D – Purchaser’s Officer’s Certificate

Exhibit E – Location of Credit Files

Exhibit F – Form of Summary Remittance Report

Exhibit G – Form of Delinquency Report

Exhibit H – Form of Disbursement Report

Exhibit I – Seller Jurisdictions and Recording Offices

v

CURRENT EXCESS SERVICING SPREAD ACQUISITION AGREEMENT FOR FNMA MORTGAGE LOANS

This CURRENT EXCESS SERVICING SPREAD ACQUISITION AGREEMENT FOR FNMA MORTGAGE LOANS (as amended, restated, or otherwise modified and in effect from time to time, this “Agreement”), dated as of March 6, 2012 (the “Agreement Date”), is by and between NIC MSR II LLC, a Delaware limited liability company (together with its successors and assigns, the “Purchaser”), and Nationstar Mortgage LLC, a Delaware limited liability company (together with its successors and assigns, the “Seller”) (the Purchaser and the Seller will collectively be referred to as the “Parties” and each, a “Party”).

W I T N E S S E T H:

WHEREAS, Seller and Aurora Bank FSB, a federal savings bank, and Aurora Loan Services LLC, a Delaware limited liability company (collectively, “Aurora”) have entered into the Residential Servicing Business Asset Purchase Agreement, dated as of March 6, 2012, pursuant to which Seller will acquire and assume all right, title and interest in mortgage servicing rights to a portfolio of residential mortgage loans owned or securitized by the Agency (as defined herein);

WHEREAS, by acquiring such mortgage servicing rights, Seller is entitled to a servicing spread and other incidental fees with respect to the related residential mortgage loans;

WHEREAS, the servicing spread, together with the Ancillary Income (as defined below), exceeds the compensation that Seller requires to service the related residential mortgage loans;

WHEREAS, Seller desires to sell, and Purchaser desires to purchase, a portion of the servicing spread that exceeds such required compensation amount; and

WHEREAS, Purchaser and Seller desire to set forth the terms and conditions pursuant to which Seller will sell, transfer and assign to Purchaser, all of Seller’s right, title and interest in and to a portion of the servicing spread that exceeds the Seller’s required compensation amount, and Purchaser will purchase all right, title and interest in and to such portion of the servicing spread;

NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and upon the terms and subject to the conditions set forth herein, the Parties hereto agree as follows:

ARTICLE I

DEFINITIONS; GENERAL INTERPRETIVE PRINCIPLES

Section 1.01 Definitions.

Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

Accepted Servicing Practices: With respect to any Mortgage Loan, those accepted and prudent mortgage servicing practices (including collection procedures) which are in accordance with Agency servicing practices and procedures as set forth in the Servicing Agreements, and in a manner at least equal in quality to the servicing that Seller provides to mortgage loans which it owns in its own portfolio.

Agency: The Federal National Mortgage Association, or any successor thereto.

Agreement: As defined in the preamble hereof.

Agreement Date: As defined in the preamble hereof.

Ancillary Income: All incidental servicing fees (such as late fees, assignment transfer fees, returned check fees, special services fees, amortization schedule fees, HAMP, modification and incentive income, etc.) that are supplemental to the servicing spread payable to the servicer pursuant to the Servicing Agreements.

Applicable Law: With reference to any Person, all laws (including common law), statutes, regulations, ordinances, treaties, judgments, decrees, injunctions, writs and orders of any court, governmental agency or authority and rules, regulations, orders, directives, licenses and permits of any Governmental Authority applicable to such Person or its property or in respect of its operations.

Assignment Agreement: An agreement substantially in the form of Exhibit A to this Agreement or in such other form as mutually agreed upon by the Parties.

Aurora: As defined in the recitals hereof.

Bank: Wells Fargo Bank, National Association, or any successor thereto, or another financial institution mutually agreed upon by the Parties or any successor thereto, each in its capacity as “Bank” under the Current Spread Custodial Account Control Agreement or the Current Spread Reserve Account Control Agreement, as applicable, or any third party custodian or trustee in similar capacity under any replacement account control agreements.

Base Purchase Price: The meaning given to such term in Section 3.01.

Base Servicing Fee: With respect to a Collection Period, an amount equal to the product of (A) the aggregate outstanding principal balance of the Mortgage Loans as of the related Measurement Date, (B) the Base Servicing Fee Rate and (C) (i) in the case of the initial Collection Period, a fraction, the numerator of which is the number of days in the period from and including the Closing Date to and including the last day of the initial Collection Period, and the denominator of which is 360, and (ii) in the case of all other Collection Periods, 1/12; provided that the Base Servicing Fee with respect to any Mortgage Loan whose Servicing Agreement is terminated during a Collection Period shall be pro-rated to the actual number of days within such Collection Period in which such Mortgage Loan was serviced by Seller.

Base Servicing Fee Rate: 0.09% per annum.

Business Day: Any day other than (a) a Saturday or Sunday, (b) a day on which banking institutions in the States of Texas or New York are authorized or obligated by law or by executive order to be closed or (c) such other days as agreed upon by the Parties.

Closing Date: With respect to the sale of the Current Excess Servicing Spread, the Business Day on which the purchase of the Mortgage Servicing Rights under the Residential Servicing Business Asset Purchase Agreement has been consummated and all conditions precedent to the execution and delivery of the Assignment Agreement have been satisfied or waived.

Code: The Internal Revenue Code of 1986, as amended from time to time.

Collateral: The meaning given to such term in Section 2.02.

Collection Period: With respect to any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

Consolidated Tangible Net Worth: (i) The net worth of Seller and its consolidated subsidiaries, on a combined basis, determined in accordance with GAAP, minus (ii) all intangibles determined in accordance with GAAP (including goodwill, capitalized financing costs and capitalized administration costs but excluding originated and purchased mortgage servicing rights or retained residual securities) and any and all advances to, investments in and receivables held from affiliates; provided, however, that the non-cash effect (gain or loss) of any mark-to-market adjustments made directly to stockholders’ equity for fluctuation of the value of financial instruments as mandated under the Statement of Financial Accounting Standards No. 133 (or any successor statement) shall be excluded from the calculation of Consolidated Tangible Net Worth.

Control: The meaning specified in Section 8-106 of the UCC.

Credit File: Those documents, which may be originals, copies or electronically imaged, pertaining to each Mortgage Loan, held by or on behalf of Seller in connection with the servicing of the Mortgage Loan, which may include Mortgage Loan Documents and the credit documentation relating to the origination of such Mortgage Loan, and any documents gathered during the Servicing of a Mortgage Loan.

Current Excess Servicing Spread: The rights of Seller, severable from each (and all) of the other rights under the applicable Servicing Agreements, to a percentage of the Total Servicing Spread, which percentage is equal to the Current Excess Servicing Spread Percentage.

Current Excess Servicing Spread Percentage: 65%, as such percentage may be modified pursuant to ARTICLE IV of this Agreement up to but excluding the Closing Date.

Current Spread Custodial Account Agreement: The applicable deposit account agreement and other related account documentation governing the Third Party Controlled Current Spread Custodial Account.

Current Spread Custodial Account Control Agreement: The account control agreement among Seller, Purchaser and Wells Fargo Bank, National Association, or any other institution agreed upon by the Parties, as Bank, dated as of the Closing Date, entered into with respect to the Third Party Controlled Current Spread Custodial Account, as amended, restated, supplemented or otherwise modified from time to time.

Current Spread Reserve Account: The account specified in the Current Spread Reserve Account Control Agreement and maintained by Wells Fargo Bank, National Association or any successor thereto, or any other third party custodian or trustee selected by Purchaser.

Current Spread Reserve Account Agreement: The applicable deposit account agreement and other related account documentation governing the Current Spread Reserve Account.

Current Spread Reserve Account Control Agreement: The account control agreement among Seller, Purchaser and Wells Fargo Bank, National Association, or any other institution agreed upon by the Parties, as Bank, dated on or before the Closing Date, entered into with respect to the Current Spread Reserve Account, as amended, restated, supplemented or otherwise modified from time to time.

Current Spread Reserve Account Deposit Event: The meaning given to such term in Section 3.03(c).

Current Spread Reserve Account Required Amount: The meaning given to such term in Section 3.03(c).

Custodian: A custodian of Credit Files or any part thereof.

Cut-Off Date: The opening of business on the Closing Date.

Data Tape: The list of all mortgage loans, dated as of the date specified therein, whose Mortgage Servicing Rights will be sold, or that are anticipated to be sold, as applicable, to Seller pursuant to the Residential Servicing Business Asset Purchase Agreement.

Distribution Date: The 10th day of each calendar month, or if such day is not a Business Day, the prior Business Day, beginning in the month following the Closing Date, or such other day as mutually agreed upon by Seller and Purchaser.

Electronic Data File: A computer tape or other electronic medium generated by or on behalf of Seller and delivered or transmitted to or on behalf of Purchaser which provides information relating to the Mortgage Loans.

Eligible Servicing Agreement: A Servicing Agreement in respect of which the following eligibility requirements have been satisfied:

(a) such Servicing Agreement is in full force and effect, and is in all respects genuine as appearing on its face or as represented in the books and records of Seller, and no event of default, early amortization event, termination event, or other event giving any party thereto (including with notice or lapse of time or both) the right to terminate Seller as servicer thereunder for cause has occurred and is continuing; and

(b) Seller has not resigned or been terminated as servicer under such Servicing Agreement and has no actual knowledge of any pending or threatened action to terminate Seller, as servicer (whether for cause or without cause).

Entitlement Holder: The meaning specified in Section 8-102(a)(7) of the UCC.

Expense Amount: As defined in Section 11.01(b) hereof.

Expense Amount Accountant’s Letter: As defined in Section 11.01(b) hereof.

Expense Amount Tax Opinion: As defined in Section 11.01(b) hereof.

Expense Escrow Account: As defined in Section 11.01(b) hereof.

FHLMC Sale Agreement: The Current Excess Servicing Spread Acquisition Agreement for FHLMC Mortgage Loans, dated on or before the Closing Date, by and between Seller and Purchaser, as may be amended, restated, or otherwise modified and in effect from time to time.

FNMA Acknowledgment Agreement: The acknowledgment agreement by and among the Agency, Seller and Purchaser, in form and substance reasonably acceptable to Purchaser, dated on or before the Closing Date, pursuant to which the Agency consents to (a) the sale of the Mortgage Servicing Rights (including the Total Excess Spread) to Seller and (b) the sale of the Current Excess Servicing Spread from Seller to Purchaser and other arrangements specified therein.

Future Spread Agreements: The Future Spread Agreement for FHLMC Mortgage Loans, the Future Spread Agreement for FNMA Mortgage Loans, and the Future Spread Agreement for Non-Agency Mortgage Loans.

Future Spread Agreement for FHLMC Mortgage Loans: The Future Spread Agreement for FHLMC Mortgage Loans, dated as of the date hereof, by and between Seller and Purchaser, as may be amended, restated, or otherwise modified and in effect from time to time.

Future Spread Agreement for FNMA Mortgage Loans: The Future Spread Agreement for FNMA Mortgage Loans, dated as of the date hereof, by and between Seller and Purchaser, as may be amended, restated, or otherwise modified and in effect from time to time.

Future Spread Agreement for Non-Agency Mortgage Loans: The Future Spread Agreement for Non-Agency Mortgage Loans, dated as of the date hereof, by and between Seller and Purchaser, as may be amended, restated, or otherwise modified and in effect from time to time.

GAAP: Generally accepted accounting principles in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, that are applicable to the circumstances as of the date of determination.

Governmental Authority: With respect to any Person, any nation or government, any state or other political subdivision, agency or instrumentality thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over such Person, any of its subsidiaries or any of its properties.

Grant: To grant, bargain, sell, warrant, alienate, remise, demise, release, convey, assign, transfer, mortgage, pledge, create and grant a security interest in and right of setoff against, deposit, set over or confirm.

HAMP: The meaning given to such term in Section 8.06.

HAMP Loans: The meaning given to such term in Section 8.06.

Indemnity Loan: As defined in Section 11.01(b) hereof.

Indemnity Loan Agreement: As defined in Section 11.01(b) hereof.

IRS: The United States Internal Revenue Service.

Lien: Any mortgage, deed of trust, pledge, hypothecation, collateral assignment, charge, deposit, arrangement, encumbrance, lien (statutory or other), security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever intended to assure payment of any indebtedness or the performance of any other obligation, including any conditional sale or other title retention agreement.

Lockbox Account: An account maintained by Wells Fargo Bank, National Association or another third party custodian or trustee selected by Purchaser for the purpose of receiving Servicing Spread Collections.

Loss or Losses: Any and all direct, actual and out-of-pocket losses, damages, deficiencies, claims, costs or expenses, including reasonable attorneys’ fees and disbursements, excluding (i) any amounts attributable to or arising from overhead allocations, general or administrative costs and expenses, or any cost for the time of any Party’s employees, (ii) consequential losses or damages consisting of speculative lost profits, lost investment or business opportunity, damage to reputation or operating losses, or (iii) punitive or treble damages; provided, however, that the exclusions set forth in clauses (ii) or (iii) above do not apply if and to the extent any such amounts are actually incurred in payment to a third party or government entity.

Measurement Date: With respect to any Collection Period, the first day of such Collection Period.

MERS: Mortgage Electronic Registration Systems, Inc., or any successor thereto.

MI: Insurance provided by private mortgage insurance companies to make payments on certain Mortgage Loans in the event that the related Mortgagor defaults in its obligation in respect of the Mortgage.

Mortgage: Each of those mortgages, deeds of trust, security deeds or deeds to secure debt creating a first lien on or an interest in real property securing a Mortgage Note and related to a Mortgage Loan.

Mortgage Loan: Each of those mortgage loans listed on the Schedule of Mortgage Loans.

Mortgage Loan Documents: With respect to each Mortgage Loan, the original Mortgage Loan documents held by a Custodian, including the Mortgage Note, and if applicable, cooperative mortgage loan related documents and a power of attorney, a New York Consolidation, Extension and Modification Agreement, or other modification document, or as otherwise set forth under the Servicing Agreements and any other documents required to properly service, through foreclosure, any Mortgaged Property.

Mortgage Note: With respect to any Mortgage Loan, the note or other evidence of indebtedness of the Mortgagor, thereunder, including, if applicable, an allonge and lost note affidavit.

Mortgage Servicing Rights: The rights and responsibilities of Seller with respect to servicing the Mortgage Loans under the Servicing Agreements, including any and all of the following if and to the extent provided therein: (a) all rights to service a Mortgage Loan; (b) all rights to receive servicing fees, additional servicing compensation (including any late fees, change fees, assumption fees, penalties (other than prepayment penalties) or similar payments with respect to such Mortgage Loan, and income on escrow accounts or other receipts on or with respect to the Mortgage Loan), reimbursements or indemnification for servicing the Mortgage Loan, and any payments received in respect of the foregoing and proceeds thereof; (c) the right to collect, hold and disburse escrow payments or other payments with respect to the Mortgage Loan and any amounts actually collected with respect thereto and to receive interest income on such amounts to the extent permitted by Applicable Law; (d) all accounts and other rights to payment related to any of the property described in this paragraph; (e) possession and use of any and all Credit Files pertaining to the Mortgage Loan or pertaining to the past, present or prospective servicing of the Mortgage Loan; (f) to the extent applicable, all rights and benefits relating to the direct solicitation of the related Mortgagors for refinance or modification of the Mortgage Loans and attendant right, title and interest in and to the list of such Mortgagors and data relating to their respective Mortgage Loans; and (g) all rights, powers and privileges incident to any of the foregoing.

Mortgaged Property: The Mortgagor’s real property, securing repayment of a related Mortgage Note, consisting of an interest in a single parcel of real property, improved by a residential dwelling.

Mortgagor: An obligor under a residential mortgage loan.

Non-Agency Sale Agreement: The Current Excess Servicing Spread Acquisition Agreement for Non-Agency Mortgage Loans, dated as of the date hereof, by and between Seller and Purchaser, as may be amended, restated, or otherwise modified and in effect from time to time.

Nonqualifying Income: Any amount that is treated as gross income for purposes of Section 856 of the Code and which is not Qualifying Income.

Objection Notice: The meaning given to such term in Section 3.03(c).

Opinion of Counsel: One or more written opinions, in form and substance reasonably satisfactory to the recipient, of an attorney at law admitted to practice in any state of the United States or the District of Columbia, which attorney may be counsel for Seller or Purchaser, as the case may be.

Owner Consent: The FNMA Acknowledgment Agreement.

Party or Parties: As defined in the preamble hereof.

Permitted Liens: Liens in favor of the Agency required pursuant to the applicable Servicing Agreements.

Person: Any individual, partnership, corporation, limited liability company, limited liability partnership, business entity, joint stock company, trust, business trust, unincorporated organization, association, enterprise, joint venture, government, any department or agency of any government or any other entity of whatever nature.

Pledge Agreement: A collateral pledge agreement, to be entered into on or before the Closing Date, between Seller and the Agency, pursuant to which Seller pledges collateral to Agency to secure its obligations to the Agency under the Servicing Agreement, the FNMA Acknowledgment Agreement and other agreements, if required by the Agency.

Priority of Payments: The meaning given to such term in Section 3.04.

Protected REIT: Any entity that (i) has elected to be taxed as a real estate investment trust pursuant to Section 856 et seq. of the Code, (ii) owns a direct or indirect equity interest in Purchaser, and (iii) is treated for purposes of Section 856 of the Code as owning all or a portion of the assets of the Purchaser or as receiving all or a portion of the Purchaser’s income.

Purchase Price: The meaning given to such term in Section 3.01.

Purchase Price Percentage: 0.50%.

Purchaser: As defined in the preamble hereof.

Purchaser Enforcement Expenses: An amount equal to the Current Excess Servicing Spread Percentage of the reasonable expenses, including legal costs and expenses, incurred in the enforcement of any rights of Seller material to the value of the Total Servicing Spread under the Residential Servicing Business Asset Purchase Agreement and related documents, without duplication of any other such expenses paid under any other Sale Agreement, which enforcement has been approved by Purchaser (such approval not to be unreasonably withheld).

Purchaser Excess Spread Percentage: With respect to Purchaser’s interest in any excess servicing spread transferred pursuant to a Sale Agreement, the “Current Excess Servicing Spread” as defined in such Sale Agreement, as such percentage may be modified pursuant to ARTICLE IV of this Agreement up to but excluding the Closing Date.

Purchaser Indemnitees: The meaning given to such term in Section 11.01.

Qualifying Income: Gross income that is described in Section 856(c)(2) or 856(c)(3) of the Code.

REIT Qualification Ruling: As defined in Section 11.02(b) hereof.

REIT Requirements: The requirements imposed on REITs pursuant to Sections 856 through and including 860 of the Code.

Release Document: As defined in Section 11.02(b) hereof.

Related Escrow Accounts: Mortgage Loan escrow/impound accounts maintained by Seller relating to the Mortgage Servicing Rights, including accounts for buydown funds, real estate taxes and MI, flood and hazard insurance premiums.

Remaining Expected Total Servicing Spread: The meaning given to such term in Section 3.03(c).

Requirement of Law: As to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

Residential Servicing Business Asset Purchase Agreement: The Residential Servicing Business Asset Purchase Agreement, dated as of the date hereof, by and between Nationstar Mortgage LLC, as purchaser, and Aurora, as seller, as the same may be amended, supplemented or otherwise modified from time to time.

Retained Servicing Spread: The rights of Seller, severable from each (and all) of the other rights under the applicable Servicing Agreements, to the Retained Servicing Spread Percentage of the Total Servicing Spread.

Retained Servicing Spread Percentage: 100% minus the Current Excess Servicing Spread Percentage.

Sale Agreements: This Agreement, the Current Excess Servicing Spread Acquisition Agreement for FHLMC Mortgage Loans and the Current Excess Servicing Spread Acquisition Agreement for Non-Agency Mortgage Loans.

Sales Proceeds: The proceeds received upon a sale (approved by the Parties) of the Total Servicing Spread, in whole or in part, including through the sale of Mortgage Servicing Rights in accordance with Section 8.12.

Schedule of Mortgage Loans: The list of Mortgage Loans whose Current Excess Servicing Spread has been assigned to Purchaser pursuant to this Agreement and maintained as Exhibit B hereto.

Seller: As defined in the preamble hereof.

Seller Enforcement Expenses: An amount equal to the Retained Servicing Spread Percentage of the reasonable expenses, including legal costs and expenses, incurred in the enforcement of any rights of Seller material to the value of the Total Servicing Spread under the Residential Servicing Business Asset Purchase Agreement and related documents, without duplication of any other such expenses paid under any other Sale Agreement, which enforcement has been approved by Purchaser (such approval not to be unreasonably withheld).

Seller Indemnitees: The meaning given to such term in Section 11.02.

Servicing: The responsibilities, with respect to servicing the Mortgage Loans, under the Servicing Agreements.

Servicing Agreements: The servicing agreements, as amended from time to time, and any waivers, consent letters, acknowledgments and other agreements under which Seller is the servicer of the Mortgage Loans relating to the Mortgage Servicing Rights and governing the servicing of the Mortgage Loans, or with respect to Mortgage Loans owned by the Seller, the credit and collection standards, policies, procedures and practices of Seller relating to residential mortgage loans owned and serviced by Seller.

Servicing Spread Collections: For each Collection Period, the funds collected on the Mortgage Loans and allocated as the servicing compensation payable to Seller as servicer of the Mortgage Loans with respect to such Collection Period pursuant to the applicable Servicing Agreements, other than Ancillary Income and, for the avoidance of doubt, other than reimbursements received for advances and other out-of-pocket expenditures from the Agency by Seller in accordance with the Servicing Agreements.

Solvent: With respect to any Person as of any date of determination, (a) the value of the assets of such Person is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person as determined in accordance with GAAP, (b) such Person is able to pay all liabilities of such Person as such liabilities mature and (c) such Person does not have unreasonably small capital. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

Third Party Assignee: The meaning given to such term in Section 12.16.

Third Party Assignment: The meaning given to such term in Section 12.16.

Third Party Current Spread Agreement: The meaning given to such term in Section 12.16.

Third Party Claim: The meaning given to such term in Section 11.01 and Section 11.02, as applicable.

Third Party Controlled Current Spread Custodial Account: The account specified in the Current Spread Custodial Account Control Agreement and maintained by Wells Fargo Bank, National Association or another third party custodian or trustee selected by Purchaser, into which all Servicing Spread Collections and all Servicing Agreement termination payments in respect of the Mortgage Loans shall be deposited.

Total Servicing Spread: For each Collection Period on and after the Closing Date, the sum of the following: (a) the Servicing Spread Collections received during such Collection Period and remaining after payment of the Base Servicing Fee, (b) all Sales Proceeds received during such Collection Period; and (c) all other amounts payable by the Agency to Seller with respect to the Mortgage Servicing Rights for Mortgage Loans, including any termination fees paid by the Agency to Seller for terminating Seller as the servicer of any of the Mortgage Loans, but for the avoidance of doubt, excluding all Ancillary Income and reimbursements received for advances and other out-of-pocket expenditures from the Agency by Seller in accordance with the Servicing Agreements.

Transaction Documents: The Residential Servicing Business Asset Purchase Agreement (including any bill of sale, assignment agreement or other transfer agreement related to the sale of the Mortgage Servicing Rights thereunder), the Tri-Party Agreement (if any), the Owner Consent, the Current Spread Custodial Account Agreement, the Current Spread Custodial Account Control Agreement, the Current Spread Reserve Account Agreement, the Current Spread Reserve Account Control Agreement, the Sale Agreements and the Future Spread Agreements.

Tri-Party Agreement: An agreement by, between and among Aurora, the Agency and Seller (including any amendments thereto) pursuant to which the Agency acknowledges that it will look solely to Aurora, or Lehman Brothers Holdings Inc. or any of its affiliates, and not to Seller, for any claims relating to the selling representations and warranties on Mortgage Loans and the servicing of such Mortgage Loans prior to the Closing Date.

UCC: The Uniform Commercial Code as in effect from time to time in the applicable jurisdiction.

Section 1.02 General Interpretive Principles.

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a) The terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b) Accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(c) References herein to “Articles,” “Sections,” “Subsections,” “Paragraphs,” and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

(d) A reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(e) The words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

(f) The term “include” or “including” shall mean without limitation by reason of enumeration.

ARTICLE II

PROCEDURES; ITEMS TO BE DELIVERED

Section 2.01 Sale of Current Excess Servicing Spread.

Subject to, and upon the terms and conditions of this Agreement, Seller will sell, transfer and assign to Purchaser, and Purchaser will acquire from Seller, all of Seller’s right, title and interest in and to the Current Excess Servicing Spread and all proceeds thereof with respect to the Mortgage Loans.

Section 2.02 Grant of Security Interest.

In order to secure Seller’s obligations to deliver the Current Excess Servicing Spread and its obligations hereunder and under the Residential Servicing Business Asset Purchase Agreement, Seller hereby Grants to Purchaser a valid and continuing first priority and perfected Lien on and security interest in all of Seller’s right, title and interest in, to and under, the Third Party Controlled Current Spread Custodial Account and the Current Spread Reserve Account, together with all amounts deposited therein from time to time and all cash and non-cash proceeds thereof, in each case, whether now owned or existing, or hereafter acquired and arising (the “Collateral”).

Section 2.03 Items to be Delivered on the Agreement Date.

On the Agreement Date, each of Seller and Purchaser shall deliver or cause to be delivered duly executed copies of the following documents to which they are a party or for which they are otherwise responsible as set forth below:

(a) The Sale Agreements and all agreements, certificates, opinions and instruments required to be delivered under each Sale Agreement on the Agreement Date;

(b) The Future Spread Agreements and all agreements, certificates, opinions and instruments required to be delivered under each Recapture Agreement on the Agreement Date; and

(c) The executed Residential Servicing Business Asset Purchase Agreement.

Section 2.04 Items to be Delivered on the Closing Date.

(a) On the Closing Date, subject to the satisfaction of the terms and conditions herein, each of Seller and Purchaser shall deliver or cause to be delivered duly executed copies of the following documents to which they are a party or for which they are otherwise responsible:

(i) The Owner Consent;

(ii) The Assignment Agreement;

(iii) All agreements, certificates, opinions and instruments required to be delivered under each Sale Agreement and Future Spread Agreement on the Closing Date;

(iv) All agreements, certificates, opinions and instruments required to be delivered under the executed Residential Servicing Business Asset Purchase Agreement reasonably related to the transactions contemplated hereunder that are required to be delivered on the Closing Date;

(v) The executed Current Spread Custodial Account Agreement;

(vi) The executed Current Spread Custodial Account Control Agreement;

(vii) The executed Current Spread Reserve Account Agreement;

(viii) The executed Current Spread Reserve Account Control Agreement;

(ix) An Opinion of Counsel of Seller, reasonably acceptable to Purchaser, regarding due authorization, authority, and enforceability of the applicable Transaction Documents to which Seller is a party, and regarding no conflicts with other material Seller agreements;

(x) An Opinion of Counsel of Seller, reasonably acceptable to Purchaser, regarding the characterization of the transfer of the Current Excess Servicing Spread from Seller to Purchaser as a true sale for bankruptcy purposes;

(xi) An Opinion of Counsel of Seller, reasonably acceptable to Purchaser, regarding the perfection of the security interests granted hereunder;

(xii) A certificate of good standing of Seller dated as of a date within five (5) Business Days prior to the Closing Date to be delivered by Seller;

(xiii) A secretary’s certificate of Seller attaching its organizational documents, board resolutions and incumbency certificates;

(xiv) An officer’s certificate of Seller that all conditions precedent to the purchase of the Mortgage Servicing Rights under the Residential Servicing Business Asset Purchase Agreement have been satisfied;

(xv) A duly executed corporate certificate of Seller required by Section 9.07 dated as of the Closing Date;

(xvi) A duly executed corporate certificate of Purchaser required by Section 10.05 dated as of the Closing Date;

(xvii) A certificate of good standing of Purchaser, dated as of a date within five (5) Business Days prior to the Closing Date to be delivered by Purchaser; and

(xviii) A UCC-1 financing statement relating to the security interest of Purchaser in the Third Party Controlled Current Spread Custodial Account and the Current Spread Reserve Account, in form and substance reasonably acceptable to Purchaser.

(b) On the Closing Date, subject to the satisfaction of the terms and conditions herein, Seller shall provide Purchaser with copies of the following:

(i) Any amendments, modifications or restatements of the Residential Servicing Business Asset Purchase Agreement;

(ii) The bill of sale, assignment agreement or other transfer agreement pursuant to which Aurora will transfer the Mortgage Servicing Rights to Seller;

(iii) The Tri-Party Agreement, if any; and

(iv) The Pledge Agreement, if any.

Section 2.05 Closing Date Transactions.

On the Closing Date, subject to the satisfaction of the terms and conditions herein:

(a) The Parties shall execute and deliver the Assignment Agreement;

(b) Purchaser shall remit to Seller the Purchase Price; and

(c) Ownership of the Current Excess Servicing Spread shall be transferred to Purchaser.

ARTICLE III

PAYMENTS AND DISTRIBUTIONS

Section 3.01 Purchase Price.

In full consideration for the purchase of the Current Excess Servicing Spread and the rights under the Future Spread Agreement for FNMA Mortgage Loans, and upon the terms and conditions of this Agreement, Purchaser shall pay to Seller on the Closing Date an amount (the “Base Purchase Price”) equal to the product of (x) the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-Off Date, (y) the Purchase Price Percentage and (z) the Current Excess Servicing Spread Percentage. The Base Purchase Price shall be allocated by the Parties on the Closing Date to reflect the consideration for the purchase of the Current Excess Servicing Spread hereunder (the “Purchase Price”) and the consideration for the rights acquired by Purchaser under the Future Spread Agreement for FNMA Mortgage Loans.

Section 3.02 Payments by Purchaser.

(a) Payments shall be paid by Purchaser to Seller by wire transfer of immediately available funds to an account designated by Seller.

(b) If, subsequent to the payment of the Purchase Price or the payment of any amounts due hereunder to either party, the outstanding principal balance of any Mortgage Loan is found to be in error, or if for any reason the Purchase Price or such other amounts is found to be in error, the party benefiting from the error shall pay an amount sufficient to correct and reconcile the Purchase Price or such other amounts and shall provide a reconciliation statement and other such documentation to reasonably satisfy the other party concerning the accuracy of such reconciliation. Such amounts shall be paid by the proper party within ten (10) Business Days from receipt of satisfactory written verification of amounts due. Any such request must be received by either party within 180 days of the Closing Date.

Section 3.03 Accounts.

(a) Lockbox Account. Seller shall inform the Mortgagors of Mortgage Loans to remit their mortgage payments to the Lockbox Account. Payments of all Servicing Spread Collections received on and after the Closing Date shall be transferred from the Lockbox Account to the Third Party Controlled Current Spread Custodial Account within one Business Day of receipt and identification thereof and in any event, within two Business Days of receipt thereof.

(b) Third Party Controlled Current Spread Custodial Account.

(i) The Third Party Controlled Current Spread Custodial Account will be established with Wells Fargo Bank, National Association or with such other third party custodian or trustee selected by Purchaser, for the sole purpose of receiving and disbursing all Servicing Spread Collections, Servicing Agreement termination payments with respect to the Mortgage Loans and Sales Proceeds. The Third Party Controlled Current Spread Custodial Account will be established pursuant to the Current Spread Custodial Account Control Agreement with respect to which Purchaser is an Entitlement Holder with Control. So long as permitted by the Current Spread Custodial Account Control Agreement, Seller may direct the disposition of funds in the Third Party Controlled Current Spread Custodial Account strictly in accordance with the Priority of Payments. Upon any material breach of a representation, warranty or covenant by Seller hereunder, Purchaser may elect to exercise Control over the Third Party Controlled Current Spread Custodial Account. Seller agrees to take all actions reasonably necessary, including the filing of appropriate financing statements, to protect Purchaser’s interest in the Third Party Controlled Current Spread Custodial Account.

(ii) Seller shall inform the Agency to remit the applicable portion of any Servicing Agreement termination payments payable after the Closing Date directly to the Third Party Controlled Current Spread Custodial Account. Any termination payment to be directed to the Third Party Controlled Current Spread Custodial Account shall be equal to the pro rata amount by which the Mortgage Loans affected by such termination bear to all mortgage loans of Seller affected by such termination, based upon the method in which such termination payments are calculated in accordance with the applicable Servicing Agreement.

(iii) Seller shall direct each payer of Sales Proceeds to remit such payments directly to the Third Party Controlled Current Spread Custodial Account.

(iv) If Seller receives any amounts required to be deposited into the Third Party Controlled Current Spread Custodial Account in error, Seller shall promptly remit such funds to the Third Party Controlled Current Spread Custodial Account.

(c) Current Spread Reserve Account. The Current Spread Reserve Account will be established with Wells Fargo Bank, National Association or with such other third party custodian or trustee selected by Purchaser. The Current Spread Reserve Account will be established pursuant to the Current Spread Reserve Account Control Agreement with respect to which Purchaser is an Entitlement Holder with Control. So long as permitted by the Current Spread Reserve Account Control Agreement, Seller may direct the disposition of funds in the Current Spread Reserve Account strictly in accordance with Section 3.05. Seller agrees to take all actions reasonably necessary, including the filing of appropriate financing statements, to protect Purchaser’s interest in the Current Spread Reserve Account.

If at any time Seller’s Consolidated Tangible Net Worth falls below the sum of (x) $150,000,000 and (y) 50% of the proceeds from any issuance of equity by Seller, Nationstar Mortgage Holdings Inc. or any Seller’s consolidated subsidiaries or if Seller defaults in any indebtedness in excess of $10,000,000 (each, a “Current Spread Reserve Account Deposit Event”), Seller shall immediately notify Purchaser in writing that a Current Spread Reserve Account Deposit Event has occurred. On each Distribution Date upon which a Current Spread Reserve Account Deposit Event has occurred and is continuing, Seller shall be required to transfer funds in the Third Party Controlled Current Spread Custodial Account to the Current

Spread Reserve Account in accordance with the Priority of Payments until the amount of funds in the Current Spread Reserve Account is equal to the Current Spread Reserve Account Required Amount. The “Current Spread Reserve Account Required Amount” is equal to 25% of the fair market value as of the date the Current Spread Reserve Account Deposit Event that is then-continuing first occurred of the Total Servicing Spread expected to be paid over the expected remaining life of the Mortgage Loans (the “Remaining Expected Total Servicing Spread”) determined in accordance with the following paragraph. Seller shall immediately notify Purchaser in writing if a Current Spread Reserve Account Deposit Event is no longer continuing. Any funds in the Current Spread Reserve Account in excess of the Current Spread Reserve Account Required Amount shall be released to Seller.

For purposes of determining the fair market value of the Remaining Expected Total Servicing Spread, Purchaser shall submit its claim for determination of the fair market value of the Remaining Expected Total Servicing Spread, together with such back-up information it deems appropriate to justify such fair market value (which value shall be considered the fair market value of the Remaining Expected Total Servicing Spread for purposes of calculating the Current Spread Reserve Account Required Amount until the final determination of such fair market value in accordance with this paragraph). Within five (5) Business Days of Seller’s receipt of such determination, Seller shall notify Purchaser in writing of its acceptance or any objection to such determination of such fair market value, and if Seller objects to such determination, together with its own determination of such fair market value and any back-up information as it deems appropriate to justify such fair market value (an “Objection Notice”). In the event an Objection Notice is delivered, the parties shall negotiate in good faith a resolution to such objection. In the event that Seller and Purchaser are unable to resolve such objection within five (5) Business Days of the delivery of such Objection Notice, Seller and Purchaser shall appoint a mutually acceptable nationally recognized valuation expert to determine such fair market value of the Remaining Expected Total Servicing Spread. The determination of such valuation expert shall be binding on Seller and Purchaser and the fees of such valuation expert shall be borne by Seller.

Section 3.04 Priority of Payments.

On each Business Day, subject to the terms and conditions of the Current Spread Custodial Account Control Agreement, Seller (or, after the deliver of an access termination notice pursuant to the Current Spread Custodial Account Control Agreement, Purchaser) will direct the Bank to apply the monies in the Third Party Controlled Current Spread Custodial Account in the following order of priority (the “Priority of Payments”), in every case, after giving effect to each prior item in the Priority of Payments on such Distribution Date:

(a) first, from amounts in the Third Party Controlled Current Spread Custodial Account attributable to Servicing Agreement termination payments paid by the Agency with respect to any Mortgage Loans, pro rata, (A) the Current Excess Servicing Spread Percentage of such termination payments to Purchaser, and (B) the Retained Servicing Spread Percentage of such termination payments to Seller;

(b) second, on any Business Day from and including the first Business Day of a calendar month to but excluding the Distribution Date in such calendar month, at the option of Seller, the Base Servicing Fee payable with respect to a prior Collection Period for the Mortgage Loans to Seller;

(c) third, on each Distribution Date, to the extent not previously paid to Seller in accordance with Section 3.04(b), any accrued and unpaid Base Servicing Fee to Seller;

(d) fourth, on each Distribution Date, pro rata, (A) to Purchaser, any Current Excess Servicing Spread for the prior Collection Period (other than the portion thereof consisting of termination payments paid pursuant to Section 3.04(a)); and (B) to Seller, any Retained Servicing Spread for the prior Collection Period (other than the portion thereof consisting of termination payments paid pursuant to Section 3.04(a)); provided, that (I) prior to the distribution to Purchaser of any Current Excess Servicing Spread pursuant to clause (A), the Current Excess Servicing Spread shall be applied first, to the payment to Seller of any Purchaser Enforcement Expenses then due and payable and then, to the payment of any indemnity payments then due and payable to a Seller Indemnitee pursuant to Section 11.02, and (II) prior to the distribution to Seller of any Retained Servicing Spread pursuant to clause (B), the Retained Servicing Spread shall be applied first, to the payment of any Seller Enforcement Expenses then due and payable, second, to the payment of any indemnity payments then due and payable to a Purchaser Indemnitee pursuant to Section 11.01 and third, for deposit to the Current Spread Reserve Account to the extent necessary to cause the amount of funds on deposit in the Current Spread Reserve Account to equal the Current Spread Reserve Account Required Amount; and

(e) fifth, on each Distribution Date, to Seller, any other amounts remaining on deposit in the Third Party Controlled Current Spread Custodial Account.

All payments to Purchaser or Seller shall be made by wire transfer of immediately available federal funds to an account designated by Purchaser or Seller, as applicable.

Section 3.05 Withdrawals from the Current Spread Reserve Account.

On any Business Day, at the instruction of Purchaser, Seller shall direct the Bank to apply funds in the Current Spread Reserve Account, if any, to the payment of indemnity payments payable to a Purchaser Indemnitee pursuant to Section 11.01. If on any Business Day a Current Spread Reserve Account Deposit Event is not then continuing and all outstanding indemnity payments payable to Purchaser Indemnitees have been paid in full, Seller may direct the Bank to distribute any remaining funds in the Current Spread Reserve Account to, or as directed by, Seller. If there are any funds remaining in the Current Spread Reserve Account after the Current Excess Servicing Spread and all indemnity payments payable to Purchaser Indemnitees have been paid in full, Seller shall direct the Bank to distribute such remaining funds to, or as directed by, Seller.

Section 3.06 Payment to Seller of Base Servicing Fee.

Seller shall be entitled to payment of the Base Servicing Fee only to the extent funds are available therefor in the Third Party Controlled Current Spread Custodial Account in accordance with the Priority of Payments. Under no circumstances shall Purchaser be liable to Seller for payment of the Base Servicing Fee. In the event servicing of the Mortgage Loans is transferred to sub-servicers for any reason, the servicing fees and expenses of such sub-servicers shall be paid by Seller and in no event will the amount of Servicing Spread Collections or termination payments otherwise allocable to the Current Excess Servicing Spread be reduced due to the payment of sub-servicing fees and expenses.

Section 3.07 Intent and Characterization.

(a) Seller and Purchaser intend that the sale of the Current Excess Servicing Spread pursuant to this Agreement constitutes a valid sale of such Current Excess Servicing Spread from Seller to Purchaser, conveying good title thereto free and clear of any Lien, and that the beneficial interest in and title to the Current Excess Servicing Spread not be part of Seller’s estate in the event of the bankruptcy of Seller. Seller and Purchaser intend and agree to treat the transfer and assignment of the Current Excess Servicing Spread as an absolute sale for tax purposes, and as an absolute and complete conveyance of title for property law purposes. Except for financial accounting purposes, neither party intends the transactions contemplated hereby to be characterized as a loan from Purchaser to Seller.

(b) In the event (but only in the event) that the conveyance of the Current Excess Servicing Spread is characterized by a court or governmental authority as security for a loan rather than a sale, Seller will be deemed to have granted to Purchaser, and Seller hereby grants to Purchaser, a security interest in all of its right, title and interest in, to and under the Current Excess Servicing Spread and all proceeds thereof as security for a loan in an amount equal to the Purchase Price.

ARTICLE IV

REALLOCATIONS

Section 4.01 Reallocations.

If one or more of the Sale Agreements is terminated on or prior to the Closing Date, Seller and Purchaser will use good faith efforts to increase the Purchaser Excess Spread Percentage of any Sale Agreement that is entered into on the Closing Date to better reflect the business understanding of the parties; provided, however, that no Purchaser Excess Spread Percentage shall exceed 80%.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF SELLER

As an inducement to Purchaser to enter into this Agreement, Seller represents and warrants to Purchaser as of the Agreement Date and the Closing Date (or as of the date specified below, as applicable):

Section 5.01 Due Incorporation and Good Standing.

Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller is qualified to transact business in each jurisdiction in which such qualification is deemed necessary to service the Mortgage Loans.

Seller has, in full force and effect (without notice of possible suspension, revocation or impairment), all required permits, approvals, licenses, and registrations to conduct all activities in all states in which its activities with respect to the Mortgage Loans or the Mortgage Servicing Rights require it to be licensed, registered or approved in order to service the Mortgage Loans and own the Mortgage Servicing Rights, unless the failure to obtain such permits, approvals, licenses and registrations would not reasonably be expected to have a material adverse effect on Seller’s ability to perform its obligations under this Agreement or the other Transaction Documents to which it is a party.

Section 5.02 Authority and Capacity.

Seller has all requisite corporate power, authority and capacity, subject to the approvals required pursuant to Section 5.03, to enter into this Agreement and each other Transaction Document to which it is a party and to perform the obligations required of it hereunder and thereunder. The execution and delivery of this Agreement and each other Transaction Document to which Seller is a party and the consummation of the transactions contemplated hereby and thereby have each been duly and validly authorized by all necessary corporate action. This Agreement constitutes, and each other applicable Transaction Document to which Seller is a party constitutes or will constitute, a valid and legally binding agreement of Seller enforceable in accordance with its terms, and no offset, counterclaim or defense exists to the full performance by Seller of this Agreement or such other Transaction Document, except as the same may be limited by bankruptcy, insolvency, reorganization and similar laws affecting the enforcement of creditors’ rights generally and by general equity principles.

Section 5.03 Agency Consents.

Seller will have obtained all necessary approvals, agreements and consents of the Agency with respect to the Transaction Documents on or prior to the Closing Date.

Section 5.04 Title to the Mortgage Servicing Rights.

As of the Closing Date, Seller will be the lawful owner of the Mortgage Servicing Rights, will be responsible for the maintenance of the Related Escrow Accounts, and will have the sole right and authority to transfer the Current Excess Servicing Spread as contemplated hereby. The transfer, assignment and delivery of the Current Excess Servicing Spread shall be free and clear of any and all claims, charges, defenses, offsets, Liens and encumbrances of any kind or nature whatsoever other than Permitted Liens.

Section 5.05 Effective Agreements.

The execution, delivery and performance of this Agreement and each other Transaction Document that has been executed by Seller, compliance with the terms hereof and thereof and the consummation of the transactions contemplated hereby and thereby did not, and will not, violate, conflict with, result in a breach of, constitute a default under, be prohibited by or require any additional approval under its certificate of incorporation or bylaws, any instrument or agreement to which it is a party or by which it is bound or which affects the Current Excess Servicing Spread, or any state or federal law, rule or regulation or any judicial or administrative decree, order, ruling or regulation applicable to it or to the Current Excess Servicing Spread.

Section 5.06 No Accrued Liabilities.

There are no accrued liabilities of Seller with respect to the Mortgage Loans or the Mortgage Servicing Rights or circumstances under which such accrued liabilities will arise against Purchaser as purchaser of the Current Excess Servicing Spread.

Section 5.07 Seller/Servicer Standing.

Seller is approved by the Agency as a seller/servicer in good standing with the requisite financial criteria and adequate resources to complete the transactions contemplated hereby on the conditions stated herein.

Section 5.08 MERS Membership.

Seller is a member in good standing under the MERS system.

Section 5.09 Agency Set-off Rights.

Seller has no actual notice, including any notice received from the Agency, or any reason to believe, that, other than in the normal course of Seller’s business, any circumstances exist that would result in Seller being liable to the Agency for any amount due by reason of: (i) any breach of servicing obligations or breach of mortgage selling warranty to the Agency under servicing agreements relating to Seller’s entire servicing portfolio for the Agency (including any unmet mortgage repurchase obligation), (ii) any unperformed obligation with respect to mortgage loans that Seller is servicing for the Agency under the regular servicing option or other mortgages subject to recourse agreements, (iii) any loss or damage to the Agency by reason of any inability to transfer to a purchaser of the servicing rights Seller’s selling and servicing representations, warranties and obligations, or (iv) any other unmet obligations to the Agency under a servicing contract relating to Seller’s entire servicing portfolio with the Agency.

Section 5.10 Ability to Perform; Solvency.

Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement. Seller is Solvent and the sale of the Current Excess Servicing Spread will not cause Seller to become insolvent. The sale of the Current Excess Servicing Spread is not undertaken to hinder, delay or defraud any of the creditors of Seller. The consideration received by Seller upon the sale of the Current Excess Servicing Spread constitutes fair consideration and reasonably equivalent value therefor.

Section 5.11 Material Documents.

Seller has provided Purchaser with executed copies of all material agreements and documents, and any amendments thereto, relating to Seller’s acquisition of the Mortgage Servicing Rights and the servicing of the Mortgage Loans.

Section 5.12 Obligations with Respect to Origination.

Seller shall remain liable for all obligations with respect to the origination of each Mortgage Loan and, if applicable, for all obligations with respect to the sale of such Mortgage Loan to the Agency.

Section 5.13 Refinancing of Mortgage Loans.

Each agreement or arrangement that Seller enters into to purchase Mortgage Servicing Rights shall be entered into on an arm’s length contractual basis in the ordinary course of business and shall have market terms applicable for the type of Mortgage Servicing Rights to be acquired thereby. Seller shall not enter into any agreement or arrangement with a third party intended to encourage the refinancing of any Mortgage Loan by any Person other than Seller.

Section 5.14 No Actions.

There have not been commenced or, to the best of Seller’s knowledge, threatened, any action, suit or proceeding which will likely materially and adversely affect the consummation of the transactions contemplated by any Transaction Document.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES AS TO MORTGAGE

LOANS AND SERVICING

As further inducement to Purchaser to enter into this Agreement, Seller represents and warrants to Purchaser, as of the Agreement Date and the Closing Date (or as of the date specified below, as applicable):

Section 6.01 Servicing Agreements; Applicable Laws.

The originator of the Mortgage Loan and each prior owner of the Mortgage Servicing Rights has each performed its obligations in all material respects in accordance with the terms of the related Mortgage Note, Mortgage, Servicing Agreements and Applicable Law.

Section 6.02 Related Escrow Accounts.

All Related Escrow Accounts are being, and have been, maintained in accordance with Applicable Law and in accordance with the Servicing Agreements and the terms of the related Mortgages and other Mortgage Loan documents; and, except as to payments which are past due under Mortgage Notes, all balances required by the Mortgages or other Mortgage Loan Documents to be paid to Seller for the account of the Mortgagors are on deposit in the appropriate Related Escrow Account.

Section 6.03 Accuracy of Servicing Information.

The information in the Data Tape dated as of January 31, 2012 is true and correct in all material respects as of the date specified.

Section 6.04 No Purchaser Responsibility.

Purchaser shall have no responsibility, liability or other obligation whatsoever under any Servicing Agreement or with respect to any Mortgage Loan, or to make any advance thereunder, or to pay any servicing fees.

Section 6.05 Location of Credit Files.

All of the Mortgage Loan Documents are or upon delivery by Aurora will be held by custodians in the locations specified in Exhibit E, unless temporarily removed for enforcement purposes in the normal course of servicing. Seller will notify Purchaser in writing of any changes in locations of the Mortgage Loan Documents in Exhibit E.

Section 6.06 Representations Concerning the Current Excess Servicing Spread.

(a) Seller has not assigned, pledged, conveyed, or encumbered the Current Excess Servicing Spread to any other Person (other than Permitted Liens) and immediately prior to the sale of the Current Excess Servicing Spread on the Closing Date, Seller was the sole owner of the Current Excess Servicing Spread and had good and marketable title thereto (subject to the rights of the Agency under the Servicing Agreements and the Tri-Party Agreement (if any), free and clear of all Liens (other than Permitted Liens), and no Person, other than Purchaser, has any Lien (other than Permitted Liens) on the Current Excess Servicing Spread. No security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Current Excess Servicing Spread which has been signed by Seller or which Seller has authorized any other Person to sign or file or record, is on file or of record with any public office, except such as may have been terminated or filed by or on behalf of Purchaser.

(b) The grant of a security interest by Seller to Purchaser on the Current Excess Servicing Spread does not and will not violate any Requirement of Law, the effect of which violation is to render void or voidable such assignment.

(c) As contemplated under Section 3.07(b), upon the filing of financing statements on Form UCC-1 naming Purchaser as “Secured Party” and Seller as “Debtor”, and describing the Current Excess Servicing Spread, in the jurisdictions and recording offices listed on Exhibit I attached hereto, the security interests granted hereunder in the Current Excess Servicing Spread will constitute perfected first priority security interests under the UCC in all right, title and interest of Purchaser in, to and under the Current Excess Servicing Spread.

(d) Purchaser has and will continue to have the full right, power and authority to pledge the Current Excess Servicing Spread, and the Current Excess Servicing Spread may be further assigned without any requirement, in each case, subject only to the Agency’s consent.

(e) Each Servicing Agreement (other than with respect to Mortgage Loans owned by Seller) constitutes an Eligible Servicing Agreement.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES OF PURCHASER

As an inducement to Seller to enter into this Agreement, Purchaser represents and warrants to Purchaser as of the Agreement Date and the Closing Date (or as of the date specified below, as applicable):

Section 7.01 Due Incorporation and Good Standing.

Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser is qualified to transact business in each jurisdiction in which such qualification is deemed necessary.

Section 7.02 Authority and Capacity.

Purchaser has all requisite corporate power, authority and capacity to enter into this Agreement and each other Transaction Document to which it is a party and to perform the obligations required of it hereunder and thereunder. The execution and delivery of this Agreement and each other Transaction Document to which it is a party and the consummation of the transactions contemplated hereby and thereby have each been duly and validly authorized by all necessary corporate action. This Agreement constitutes, and each other applicable Transaction Document to which Purchaser is a party constitutes or will constitute, a valid and legally binding agreement of Purchaser enforceable in accordance with its terms, and no offset, counterclaim or defense exists to the full performance by Purchaser of this Agreement or such other Transaction Document, except as the same may be limited by bankruptcy, insolvency, reorganization and similar laws affecting the enforcement of creditors’ rights generally and by general equity principles.

Section 7.03 Effective Agreements.

The execution, delivery and performance of this Agreement and each other Transaction Document to which it is a party by Purchaser, its compliance with the terms hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not violate, conflict with, result in a breach of, constitute a default under, be prohibited by or require any additional approval under its certificate of incorporation or bylaws, any instrument or agreement to which it is a party or by which it is bound, or any state or federal law, rule or regulation or any judicial or administrative decree, order, ruling or regulation applicable to it, in each case which violation, conflict, breach or requirement would reasonably be expected to have a material adverse effect on Purchaser’s ability to perform its obligations under this Agreement and any other Transaction Document to which it is a party.

Section 7.04 Sophisticated Investor.

Purchaser is a sophisticated investor and its decision to acquire the Current Excess Servicing Spread is based upon Purchaser’s own independent experience, knowledge, due diligence and evaluation of this transaction. Purchaser has relied solely on such experience, knowledge, due diligence and evaluation and has not relied on any oral or written information provided by Seller other than the representations and warranties made by Seller herein.

Section 7.05 No Actions

There shall not have been commenced or, to the best of Purchaser’s knowledge, threatened any action, suit or proceeding against the Purchaser that will likely materially and adversely affect the consummation of the transactions contemplated hereby.

ARTICLE VIII

SELLER COVENANTS

Seller covenants and agrees as follows:

Section 8.01 Servicing Obligations.

(a) Seller shall pay, perform and discharge all liabilities and obligations relating to the Servicing, including all liabilities and obligations under the Mortgage Loan Documents, Applicable Law and the Servicing Agreements; and shall pay, perform and discharge all the rights, obligations and duties with respect to the Related Escrow Accounts as required by the Agency, the Servicing Agreements, the Mortgage Loan Documents and all Applicable Law.

(b) Under no circumstances shall Purchaser be responsible for the Servicing acts and omissions of Seller or any other servicer or any originator of the Mortgage Loans, or for any servicing related obligations or liabilities of any servicer in the Servicing Agreements or of any Person under the Mortgage Loan Documents, or for any other obligations or liabilities of Seller.

(c) Upon termination of any Servicing Agreement, Seller shall remain liable to Purchaser and the Agency for all liabilities and obligations incurred by the servicer or its designee while Seller or its designee was acting as the servicer thereunder.

Section 8.02 Cooperation.

Seller shall cooperate with and assist Purchaser, as reasonably requested, in carrying out the purposes of this Agreement. Seller will cooperate and assist Purchaser, as reasonably requested and at the reasonable expense of Purchaser, in obtaining consents from the Agency as may be required or advisable to assign, transfer, deliver, hypothecate, pledge, subdivide, finance or otherwise deal with the Current Excess Servicing Spread. If Seller is terminated under any Servicing Agreement, Seller shall cooperate fully and at its own expense in transferring such Servicing. If Purchaser assigns its Excess Servicing Rights or its other rights under this Agreement to a Third Party Assignee, Seller will cooperate and assist any Third Party Assignee in drafting and entering into a Third Party Current Spread Agreement in accordance with Section 12.16.

Section 8.03 Financing Statements.

Seller hereby authorizes the filing of any financing statements or continuation statements, and amendments to financing statements, in any jurisdictions and with any filing offices as Purchaser may determine, in its sole discretion, are necessary or advisable to perfect the sale of the Current Excess Servicing Spread and the security interests granted to Purchaser in connection herewith. Seller agrees to execute financing statements in form reasonably acceptable to Purchaser and Seller at the request of Purchaser in order to reflect Purchaser’s interest in the Current Excess Servicing Spread, the Third Party Controlled Current Spread Custodial Account and the Current Spread Reserve Account.

Section 8.04 Supplemental Information.

From time to time after the Closing Date, Seller promptly shall furnish Purchaser such incidental information, which is reasonably available to Seller, supplemental to the information contained in the documents and schedules delivered pursuant to this Agreement, as may reasonably be requested to monitor performance of the Mortgage Loans and the payment of the Current Excess Servicing Spread.

Section 8.05 Access to Information.

From time to time, at such times as are reasonably convenient to Seller, Purchaser or its designees may conduct audits or visit and inspect any of the Mortgage Loans or places where the Credit Files are located, to examine the Credit Files, internal controls and procedures maintained by Seller and its agents, and take copies and extracts therefrom, and to discuss Seller’s affairs with its officers, employees and, upon notice to Seller, independent accountants. Seller hereby authorizes such officers, employees and independent accountants to discuss with Purchaser the affairs of Seller. Any audit provided for herein will be conducted in accordance with Seller’s rules respecting safety and security on its premises, in accordance with applicable privacy and confidentiality laws and without materially disrupting operations.

Section 8.06 Home Affordable Modification Program.

With respect to any Mortgage Loans that have been modified or that are or will be in a modification trial period as part of the U.S. Department of the Treasury’s Home Affordable Modification Program (“HAMP”) (such Mortgage Loans, the “HAMP Loans”), Seller represents and warrants that it will continue to service such HAMP Loan in accordance with the HAMP terms and will ensure the timely compliance and filing of any appropriate HAMP documentation with the applicable regulator.

Section 8.07 Distribution Date Data Tapes and Reports.

Seller shall deliver the following to Purchaser two Business Days prior to each Distribution Date:

(a) An Electronic Data File in form and substance acceptable to Purchaser containing, for each Mortgage Loan, principal, interest and Servicing Spread Collections, and delinquency status (i.e. 30, 60, 90, FCL, REO) as of the last day of the prior Collection Period;

(b) A Summary Activity Report with respect to the Mortgage Loans with respect to the prior Collection Period containing:

(i) Aggregate Beginning Principal Balance as of the first and last date of the Collection Period,

(ii) Aggregate Regular Principal Collected,

(iii) Aggregate Noncash Principal,

(iv) Aggregate Interest Collected,

(v) Aggregate Liquidation Principal,

(vi) Aggregate Curtailments,

(vii) Liquidations,

(viii) Short Sales,

(ix)(1) for each Mortgage Loan, the Principal Balance, the applicable Servicing Spread, the final maturity date, the mortgage interest rate, the loan-to-value ratio and the FICO score, and (2) for each Mortgage Loan that was refinanced by a lender other than Seller or an affiliate thereof, to the extent such information is known to Seller in the ordinary course of business and the collection and delivery of such information does not impose any additional and undue burden on Seller, the name of such lender and the mortgage interest rate of the newly originated residential mortgage loan;

(c) A Delinquency Report with respect to the Mortgage Loans containing:

(i) The aggregate outstanding principal balance of the Mortgage Loans and percentages of the aggregate outstanding principal balance of the Mortgage Loans in each of the following categories as of the last day of the prior Collection Period:

(1) Current Mortgage Loans,

(2) 0-29 days delinquent,

(3) 30-59 days delinquent,

(4) 60-89 days delinquent,

(5) 90 days or more delinquent,

(6) Mortgage Loans in Foreclosure,

(7) Mortgage Loans with respect to which the related Mortgaged Properties have become real estate owned properties, and

(8) Mortgage Loans in which the Mortgagor is in bankruptcy;

(ii) For each of the above categories, a roll report showing the migration of Mortgage Loans in such category from the last day of the second prior Collection Period;

(d) A Disbursement Report for such Distribution Date containing:

(i) The Servicing Spread Collections for the prior Collection Period,

(ii) The Base Servicing Fee paid to Seller,

(iii) The amount of the Current Excess Servicing Spread paid to Purchaser,

(iv) The amount of funds, if any, transferred to the Current Spread Reserve Account,

(v) The amount of Purchaser Indemnitees, if any, paid from each of the Third Party Controlled Current Spread Custodial Account or the Current Spread Reserve Account, and

(vi) The amount of funds paid to Seller from the Current Spread Reserve Account.

Section 8.08 Financial Statements and Officer’s Certificates.

(a) If Seller’s financial statements are not filed with the U.S. Securities and Exchange Commission and are not publicly available, Seller shall deliver to Purchaser copies of Seller’s most recent audited quarterly financial statements within 45 days of the end of each of Seller’s fiscal quarters and its most recent audited annual financial statements within 90 days of the end of each of Seller’s fiscal years.

(b) Within 45 days of the end of each of Seller’s fiscal quarters, Seller shall deliver to Purchaser a certificate from a duly authorized officer of Seller certifying whether or not Seller has a Consolidated Tangible Net Worth of at least the sum of (x) $150,000,000 and (y) 50% of the proceeds from any issuance of equity by Seller, Nationstar Mortgage Holdings Inc. or any Seller’s consolidated subsidiaries (and shall provide a calculation of its determination of its Consolidated Tangible Net Worth) and whether or not Seller is in default in any indebtedness in excess of $10,000,000.

Section 8.09 Monthly Management Calls.

Within five Business Days after each Distribution Date, Seller shall make its management team and other appropriate officers and employees available to Purchaser to discuss by telephone the performance of the Mortgage Loans and the performance of the parties under the Transaction Documents.

Section 8.10 Timely Payment of Agency Obligations.

Seller shall pay all of its obligations to the Agency in a timely manner so as to avoid exercise of any right of set-off by the Agency against Seller.

Section 8.11 Servicing Agreements.

Seller will service the Mortgage Loans in accordance with Accepted Servicing Practices and will perform its obligations in all material respects in accordance with the Servicing Agreements and Applicable Law. Without the express written consent of Purchaser (which consent may be withheld in its absolute discretion), Seller shall not (a) terminate or amend any Mortgage Servicing Rights, (b) expressly provide any required consent to any termination, amendment or modification of any Servicing Agreements either verbally or in writing, or (c) expressly provide any required consent to any termination, amendment or modification of any other servicing agreements or enter into any other agreement or arrangement with the Agency that may be reasonably material to Purchaser either verbally or in writing. Seller shall conduct its business and perform its obligations under the Servicing Agreements and under the Pledge Agreement (if any) in a manner such that the Agency will not have cause to terminate any Servicing Agreement. Notwithstanding the foregoing, in no event will the prohibitions contained in this Section 8.121 apply to any amendments or modifications of the Servicing Agreements applicable to Mortgage Loans owned by Seller which do not affect the Current Excess Servicing Spread with respect to such Mortgage Loans.

Section 8.12 Transfer of Mortgage Servicing Rights.

If Seller intends to assign, transfer or sell any of its Mortgage Servicing Rights to a replacement servicer, to the extent permitted by applicable law, (a) Seller shall consult with Purchaser and Purchaser shall participate in the assignment, transfer and sale of such Mortgage Servicing Rights, and (b) Seller shall obtain the written consent of Purchaser prior to any assignment, transfer or sale thereof.

Section 8.13 Consents to Transaction Documents.

Seller shall not terminate, amend, amend and restate, modify or waive any conditions or provisions of any Transaction Document without the express written consent of Purchaser, which consent shall not be unreasonably withheld, delayed or conditioned.

Section 8.14 Accounts.

Seller shall inform the Mortgagors of Mortgage Loans at its own expense to remit their mortgage payments to the Lockbox Account, and any change in such instructions shall only be permitted with the express written consent of Purchaser.

Section 8.15 Notification of Certain Events.

Seller shall promptly notify Purchaser of any event which, with the passage of time, could reasonably be expected to result in a termination of any servicing agreement between Seller and the Agency. Seller shall provide Purchaser with copies of any notices from the Agency of any breach, potential breach, default or potential default by Seller under any servicing agreement between Seller and the Agency, and with copies of any notices from the Agency of any termination, potential termination or threatened termination of any servicing agreement entered into between Seller and the Agency. Seller shall promptly forward copies of any material notices received from the Agency or from any Governmental Authority with respect to the Mortgage Loans. Seller shall provide Purchaser with (a) copies of all amendments to the Transaction Documents, the Servicing Agreements (other than with respect to Mortgage Loans owned by Seller) and the agreements relating to Seller’s acquisition of the Mortgage Servicing Rights, (b) with respect to Mortgage Loans owned by Seller, copies of all material amendments to the Servicing Agreements, and (c) copies of any other agreements Seller enters into with the Agency that may be reasonably material to Purchaser, in each case, promptly after execution thereof.

Section 8.16 Financing; Pledge of Current Excess Servicing Spread.

Seller shall not pledge, obtain Seller financing for, or otherwise permit any Lien of any creditor of Seller to exist on, any portion of the Servicing Spread Collections without the prior written consent of Purchaser. Seller’s financial statements shall contain footnotes indicating that the Current Excess Servicing Spread has been sold, and Seller does not maintain any ownership interest therein.

Section 8.17 Existence, etc.

Seller shall:

(a) preserve and maintain its legal existence and all of its material licenses required to service the Mortgage Loans;

(b) comply with the requirements of all Applicable Laws, rules, regulations and orders of Governmental Authorities (including truth in lending and real estate settlement procedures) if failure to comply with such requirements could be reasonably likely (either individually or in the aggregate) to have a material adverse effect on its ability to perform its obligations hereunder or under any other Transaction Document;

(c) keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, and maintain adequate accounts and reserves for all taxes (including income taxes), all depreciation, depletion, obsolescence and amortization of its properties, all contingencies, and all other reserves;

(d) not move its chief executive office or chief operating office from the addresses referred to in Exhibit I unless it shall have provided Purchaser not less than thirty (30) days prior written notice of such change;

(e) pay and discharge all material taxes, assessments and governmental charges or levies imposed on it or its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained. Seller and its subsidiaries shall file on a timely basis all federal, and material state and local tax and information returns, reports and any other information statements or schedules required to be filed by or in respect of it;

(f) keep in full force and effect the provisions of its charter documents, by-laws, operating agreements or similar organizational documents in each case to the extent reasonably necessary to perform its obligations hereunder or under any other Transaction Documents;

(g) keep in full force and effect all agreements and instruments by which it or any of its properties may be bound and all applicable decrees, orders and judgments, in each case to the extent reasonably necessary to perform its obligations hereunder or under any other Transaction Document; and

(h) comply with its obligations under the Transaction Documents to which it is a party, the Pledge Agreement, if any, and each other agreement entered into with the Agency.

Section 8.18 Consent to Sub-Servicing.

Subject to the rights of the Agency and except as contemplated under the Residential Servicing Business Asset Purchase Agreement with respect to transition services thereunder, Seller will not permit any Person other than Seller to service or sub-service the Mortgage Loans without the prior written consent of Purchaser, in each case other than third-party vendors customarily employed by servicers in the ordinary course of business in accordance with prudent mortgage servicing practices.

Section 8.19 Nonpetition Covenant.

Seller shall not, prior to the date that is one year and one day after the payment in full of the Current Excess Servicing Spread, petition or otherwise invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against Purchaser under any insolvency law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of Purchaser or any substantial part of its property, or ordering the winding up or liquidation of the affairs of Purchaser.

Section 8.20 Data Tapes; Schedule of Mortgage Loans.

The information in the Data Tape delivered to Purchaser on the Closing Date will be true and correct in all material respects as of the date specifed. Seller shall maintain the Schedule of Mortgage Loans, which shall be updated as of the Closing Date. The information in the Schedule of Mortgage Loans pertaining to the Mortgage Loans and the Mortgage Servicing Rights will be true and correct in all material respects as of the date specified.

ARTICLE IX

CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER

The obligations of Purchaser under this Agreement and under the Assignment Agreement are subject to the satisfaction of the following conditions as of the Closing Date:

Section 9.01 Correctness of Representations and Warranties.

The representations and warranties made by Seller in this Agreement and each other Transaction Document to which Seller is a party to be made on or prior to the Closing Date are true and correct in all material respects.

Section 9.02 Compliance with Conditions.

All of the terms, covenants, conditions and obligations of this Agreement and each other Transaction Document required to be complied with and performed by Seller on or prior to the Closing Date shall have been duly complied with and performed in all material respects.

Section 9.03 Corporate Resolution.

Receipt by the Purchaser of a certified copy of the Seller’s corporate resolution approving the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, together with such other certificates of incumbency and other evidences of corporate authority as Purchaser or its counsel may reasonably request.

Section 9.04 No Material Adverse Change.

From the Agreement Date, there shall not have been any change to Seller’s financial or operating condition, or in the Mortgage Servicing Rights, the Mortgage Loans, the Related Escrow Accounts or to Seller’s relationship with, or authority from, the Agency, that in each case will likely materially and adversely affect the consummation of the transactions contemplated hereby or the Current Excess Servicing Spread.

Section 9.05 Consents.

Seller shall have obtained all consents, approvals or other requirements of third parties required for the consummation of the transactions contemplated by the Transaction Documents (other than Owner Consents under the Current Excess Servicing Spread Acquisition Agreement for Non-Agency Loans or as provided in the Residential Servicing Business Asset Purchase Agreement), including Agency approval as contemplated by Section 5.03.

Section 9.06 Delivery of Transaction Documents.

Seller shall have delivered to the Purchaser copies of each executed Transaction Document that is to be entered into on or prior to such date.

Section 9.07 Certificate of Seller.

Seller shall have provided Purchaser a certificate, substantially in the form attached hereto as Exhibit C, signed by an authorized officer of Seller dated as of such date, applicable to the transactions contemplated by this Agreement, to the effect that: (a) each of Seller’s representations and warranties made in this Agreement and each other Transaction Document to which Seller is a party is true and correct in all material respects as of such date; (b) all of the terms, covenants, conditions and obligations of this Agreement and each other Transaction Document to which Seller is a party that are required to be complied with and performed by Seller at or prior to the Agreement Date have been duly complied with and performed in all material respects; (c) the conditions set forth in Section 9.04; and (d) as of the Closing Date, Seller has a Consolidated Tangible Net Worth of at least the sum of (x) $150,000,000 and (y) 50% of the proceeds from any issuance of equity by Seller, Nationstar Mortgage Holdings Inc. or any Seller’s consolidated subsidiaries and is not in default in any indebtedness in excess of $10,000,000.

Section 9.08 Valuation.

Purchaser shall have received an opinion satisfactory to Purchaser that the Base Servicing Fee of the Mortgage Loans and the Purchase Price of the Current Excess Servicing Spread is fair and reasonable.

Section 9.09 Opinions of Counsel.

Seller’s counsel shall have delivered the Opinions of Counsel required pursuant to Section 2.04(a)(xv), Section 2.04(a)(x) and Section 2.04(a)(xi).

Section 9.10 Acquisition of Mortgage Servicing Rights by Seller.

Seller shall have acquired the Mortgage Servicing Rights from Aurora pursuant to the Residential Servicing Business Asset Purchase Agreement as of the Closing Date.

Section 9.11 Good Standing Certificate of Seller.

Seller shall have provided Purchaser a certificate of good standing of Seller, dated as of a date within five (5) Business Days prior to the Closing Date.

ARTICLE X

CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

The obligations of Seller under this Agreement are subject to the satisfaction of the following conditions as of the Closing Date, as applicable:

Section 10.01 Correctness of Representations and Warranties.

The representations and warranties made by Purchaser in this Agreement to be made on or prior to the Agreement Date or Closing Date, as applicable, are true and correct in all material respects as of the date thereof.

Section 10.02 Compliance with Conditions.

All of the terms, conditions, covenants and obligations of this Agreement required to be complied with and performed by Purchaser on or prior to the Closing Date shall have been duly complied with and performed in all material respects as of the date thereof.

Section 10.03 Corporate Resolution.

As of the date hereof, Seller shall have received from Purchaser a certified copy of its corporate resolution approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, together with such other certificates of incumbency and other evidences of corporate authority as Seller or its counsel may reasonably request.

Section 10.04 No Material Adverse Change.

Since the Agreement Date, there shall not have been any change to Purchaser’s financial condition that will likely materially and adversely affect the consummation of the transactions contemplated hereby.

Section 10.05 Certificate of Purchaser.

Purchaser shall have provided Seller a certificate, substantially in the form attached hereto as Exhibit D, signed by an authorized officer of Purchaser dated as of such date, applicable to the transactions contemplated by this Agreement, to the effect that: (a) each of Purchaser’s representations and warranties made in this Agreement is true and correct in all material respects as of such date; (b) all of the terms, covenants, conditions and obligations of this Agreement required to be complied with and performed by Purchaser at or prior to the Closing Date have been duly complied with and performed in all material respects; and (c) the condition set forth in Section 10.04 has been satisfied.

Section 10.06 Good Standing Certificate of Purchaser.

Purchaser shall have provided Seller a certificate of good standing of Purchaser, dated as of a date within five (5) Business Days prior to the Closing Date.

ARTICLE XI

INDEMNIFICATION; CURE OR REPURCHASE

Section 11.01 Indemnification by Seller.

(a) Seller shall indemnify, defend and hold Purchaser, its affiliates and its and their respective directors, managers, officers, employees, agents, representatives and advisors (the “Purchaser Indemnitees”) harmless from and shall reimburse the applicable Purchaser Indemnitee for any Losses suffered or incurred by any Purchaser Indemnitee after the Closing Date which result from:

(i) Any material breach of a representation or warranty by Seller, or non-fulfillment of any covenant or obligation of Seller, contained in this Agreement or the Assignment Agreement;

(ii) Any servicing act or omission of any prior servicer relating to any Mortgage Loan and any act or omission of any party related to the origination of any Mortgage Loan;

(iii) Any act, error or omission of Seller in servicing any of the Mortgage Loans, including improper action or failure to act when required to do so;

(iv) Any exercise of any rights of setoff or other netting arrangements by the Agency against Seller that results in a decrease in Servicing Agreements termination payments due to Seller with respect to the Mortgage Loans from the Agency or in a shortfall of funds to pay the Current Excess Servicing Spread;

(v) Any breach by Seller of the Residential Servicing Business Asset Purchase Agreement; and

(vi) Litigation, proceedings, governmental investigations, orders, injunctions or decrees resulting from any of the items described in Section 11.01(a)(i)-(v) above;

provided, however, that the applicable Purchaser Indemnitee has taken all commercially reasonable and appropriate actions to mitigate any such losses, damages, deficiencies, claims, causes of action or expenses as reasonably requested by Seller, which such failure of mitigation shall not relieve Seller of its indemnification obligations in this Section 11.01 but may affect the amount of such obligation; and further provided, that any Losses incurred by the Purchaser Indemnitee pursuant to any attempt to mitigate any such losses, damages, deficiencies, claims, causes of action or expenses shall be reimbursed by Seller as part of its indemnification obligations in this Section 11.01. Purchaser shall notify Seller promptly after receiving written notice of the assertion of any litigation, proceedings, governmental investigations, orders, injunctions, decrees or any third party claims subject to indemnification under this Agreement (each, a “Third Party Claim”). Upon receipt of such notice of a Third Party Claim, Seller shall have the right to assume the defense of such Third Party Claim using counsel of its choice reasonably satisfactory to the applicable Purchaser Indemnitee, but may not enter into any settlement without the prior written consent of the applicable Purchaser Indemnitee, which shall not be unreasonably withheld. A Purchaser Indemnitee shall have the right to select separate counsel and to otherwise separately defend itself at its own expense but shall not consent to the entry of a judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of Seller, which consent shall not be unreasonably withheld. Any exercise of such rights by a Purchaser Indemnitee shall not relieve Seller of its obligations and liabilities under this Section 11.01 or any other provision of this Agreement. With respect to any Third Party Claim subject to indemnification under this Agreement, the applicable Purchaser Indemnitee shall be required to cooperate in good faith with Seller to ensure the proper and adequate defense of such Third-Party Claim. For the avoidance of doubt, Seller’s obligations for Purchaser Indemnitees shall not be limited to funds available in the Third Party Controlled Current Spread Custodial Account or the Current Spread Reserve Account.

(b) REIT Requirements. Notwithstanding anything in Section 11.01(a) above, in the event that counsel or independent accountants for the Protected REIT determine that there exists a material risk that any amounts due to Purchaser under ARTICLE XI hereof would be treated as Nonqualifying Income upon the payment of such amounts to Purchaser, the amount paid to Purchaser pursuant to this Agreement in any tax year shall not exceed the maximum amount that can be paid to Purchaser in such year without causing the Protected REIT to fail to meet the REIT Requirements for such year, determined as if the payment of such amount were Nonqualifying Income as determined by such counsel or independent accountants to the Protected REIT. If the amount payable for any tax year under the preceding sentence is less than the amount which Seller would otherwise be obligated to pay to Purchaser pursuant to ARTICLE XI of this Agreement (the “Expense Amount”), then: (1) Seller shall place the Expense Amount into an escrow account (the “Expense Escrow Account”) using an escrow agent and agreement reasonably acceptable to Purchaser and shall not release any portion thereof to Purchaser, and Purchaser shall not be entitled to any such amount, unless and until Purchaser delivers to Seller, at the sole option of the Protected REIT, (i) an opinion (an “Expense Amount Tax Opinion”) of the Protected REIT’s tax counsel to the effect that such amount, if and to the extent paid, would not constitute Nonqualifying Income, (ii) a letter (an “Expense Amount Accountant’s Letter”) from the Protected REIT’s independent accountants indicating the maximum amount that can be paid at that time to Purchaser without causing the Protected REIT to fail to meet the REIT Requirements for any relevant taxable year, or (iii) a private letter ruling issued by the IRS to the Protected REIT indicating that the receipt of any Expense Amount hereunder will not cause the Protected REIT to fail to satisfy the REIT Requirements (a “REIT Qualification Ruling” and, collectively with an Expense Amount Tax Opinion and an Expense Amount Accountant’s Letter, a “Release Document”); and (2) pending the delivery of a Release Document by Purchaser to Seller, Purchaser shall have the right, but not the obligation, to borrow the Expense Amount from the Escrow Account pursuant to a loan agreement (an “Indemnity Loan Agreement”) reasonably acceptable to Purchaser that (i) requires Seller to lend Purchaser immediately available cash proceeds in an amount equal to the Expense Amount (an “Indemnity Loan”), and (ii) provides for (A) a commercially reasonable interest rate and commercially reasonable covenants, taking into account the credit standing and profile of Purchaser or any guarantor of Purchaser, including the Protected REIT, at the time of such Loan, and (B) a 15 year maturity with no periodic amortization.

Section 11.02 Indemnification by Purchaser.

Purchaser shall indemnify, defend and hold Seller, its affiliates and its and their respective directors, managers, officers, employees, agents, representatives and advisors (the “Seller Indemnitees”) harmless from and shall reimburse the applicable Seller Indemnitee for any Losses suffered or incurred by any Seller Indemnitee which result from:

(a) Any material breach of a representation or warranty by Purchaser, or non-fulfillment of any covenant or obligation of Purchaser contained in this Agreement; and

(b) Litigation, proceedings, governmental investigations, orders, injunctions or decrees, the basis for which occurred after the Agreement Date, resulting from any of the items described in Section 11.02(a) above.

provided, however, that the applicable Seller Indemnitee has taken all commercially reasonable and appropriate actions to mitigate any such losses, damages, deficiencies, claims, causes of action or expenses as reasonably requested by Purchaser, which such failure of mitigation shall not relieve Seller of its indemnification obligations in this Section 11.012 but may affect the amount of such obligation; and further provided, that any Losses incurred by the Seller Indemnitee pursuant to any attempt to mitigate any such losses, damages, deficiencies, claims, causes of action or expenses shall be reimbursed by Purchaser as part of its indemnification obligations in this Section 11.02. Seller shall notify Purchaser promptly after receiving written notice of the assertion of any litigation, proceedings, governmental investigations, orders, injunctions, decrees or any third party claims subject to indemnification under this Agreement (each, a “Third Party Claim”). Upon receipt of such notice of a Third Party Claim, Purchaser shall have the right to assume the defense of such Third Party Claim using counsel of its choice reasonably satisfactory to the applicable Seller Indemnitee, but may not enter into any settlement without the prior written consent of Purchaser, which shall not be unreasonably withheld. A Seller Indemnitee shall have the right to select separate counsel and to otherwise separately defend itself but shall not consent to the entry of a judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of Purchaser, which consent shall not be unreasonably withheld. Any exercise of such rights by a Seller Indemnitee shall not relieve Purchaser of its obligations and liabilities under this Section 11.02 or any other provision of this Agreement. With respect to any Third Party Claim subject to indemnification under this Agreement, the applicable Seller Indemnitee shall be required to cooperate in good faith with Purchaser to ensure the proper and adequate defense of such Third-Party Claim.

Section 11.03 Award of Damages.

(a)

(i) In the event that an award of damages is received by a Party or a designee of a Party as a result of a judgment, settlement or arbitration (including payment pursuant to a guaranty of Aurora by any other Person) of a legal dispute that occurs either on or after the execution of the Residential Servicing Business Asset Purchase Agreement in connection with the enforcement of the Residential Servicing Business Asset Purchase Agreement in the event of a breach by Aurora of any representations and warranties or covenants where such breach had an adverse impact on the value of the Total Servicing Spread, the Current Excess Servicing Spread Percentage of that award shall be distributed to Purchaser or its designee and the Seller Expense Percentage of that award shall be distributed to Seller or its designee.

(ii) In the event that an award of damages is received by a Party or a designee of a Party as a result of a judgment, settlement or arbitration (including payment pursuant to a guaranty of Aurora by any other Person) of a legal dispute that occurs either on or after the execution of the Residential Servicing Business Asset Purchase Agreement in connection with the enforcement of the Residential Servicing Business Asset Purchase Agreement in the event of a breach by Aurora of any representations and warranties or covenants where such breach did not have an adverse impact on the value of the Total Servicing Spread, the entirety of the award shall be distributed to Seller or its designee.

(b) In the event that a Party or designee of a Party receives an award pursuant to Sections 11.03(a)(i) or (ii) and some or all of that amount is to be distributed to the other Party or a designee of the other Party pursuant to Sections 11.03(a)(i) or (ii), the Party or the Party’s designee in possession of the applicable amount shall promptly notify the other Party or the other Party’s designee as to the award’s existence and request that the other Party or other Party’s designee, as applicable, designate an account to which the amount shall be remitted. Once the necessary account information has been provided by the appropriate Party or designee of a Party, the applicable amount shall be remitted by wire transfer of immediately available federal funds to the account so designated.

ARTICLE XII MISCELLANEOUS

Section 12.01 Costs and Expenses.

(a) In addition to the payment of certain enforcement expenses as provided for in the Priority of Payments, Purchaser shall be responsible for:

(i) the Current Excess Servicing Spread Percentage of (A) the reasonable legal expenses of Seller’s counsel in connection with the preparation, negotiation and execution of the Residential Servicing Business Asset Purchase Agreement, solely as they relate to the Total Servicing Spread and (B) reasonable expenses, including legal expenses, incurred in obtaining any necessary regulatory approvals of any Governmental Authority in connection with the execution and delivery of the Transaction Documents, solely as they relate to the Total Servicing Spread, excluding regulatory approvals required by Seller in the ordinary course of business; and

(ii) 100% of the legal expenses of Skadden, Arps, Slate, Meagher & Flom LLP in connection with the preparation, negotiation, execution and enforcement of the Transaction Documents on behalf of Purchaser.

(b) In addition to the payment of certain enforcement expenses as provided for in the Priority of Payments, Seller shall be responsible for:

(i) 100% of the legal expenses of Seller’s counsel in connection with the preparation, negotiation and execution of the Residential Servicing Businesses Asset Purchase Agreement, other than those expenses paid by Purchaser pursuant to clause (a)(i)(A) above,

(ii) 100% of the expenses incurred in obtaining any necessary regulatory approvals of any Governmental Authority in connection with the execution and delivery of the Transaction Documents, other than those legal expenses paid by Purchaser pursuant to clause (a)(i)(B) above,

(iii) 100% of the legal expenses of Seller’s counsel in connection with the preparation, negotiation, execution and enforcement of the Transaction Documents on behalf of Seller;

(iv) 100% of expenses and other costs incurred by Seller in connection with a Loss Sharing Claim (as defined in the Residential Servicing Business Asset Purchase Agreement); and

(v) 100% of expenses related to servicing and principal advances, the financing of such advances and any similar arrangements under the Servicing Agreements.

(c) Except as otherwise provided herein, Purchaser and Seller shall each pay the expenses incurred by it or its affiliates in connection with the transactions contemplated hereby.

Section 12.02 Confidentiality.

Each Party understands that in connection with this transaction, it has been furnished and will be furnished Non-Public Personal Information and/or Personally Identifiable Financial Information (as those terms are defined in Sections 573.3(n) and (o) of the Office of Thrift Supervision Regulations on Privacy of Consumer Information published at 12 C.F.R. Chapter V implementing Title V of the Gramm-Leach-Bliley Act), and other information regarding the policies and plans of the other Party and its affiliates that is and has been designated as confidential and proprietary, and each Party agrees that it will maintain the confidentiality of such information and will not disclose it to others (except for its affiliates and its and their respective directors, managers, officers, employees, financing sources, agents, representatives and advisors), or use it except in connection with the proposed acquisition contemplated by this Agreement, without the prior written consent of the Party furnishing such information. Information which is generally known in the industry concerning a Party or among such Party’s creditors generally or which has been disclosed to the other Party by third parties who have a right to do so shall not be deemed confidential or proprietary information for these purposes. If Purchaser, any of its affiliates or any officer, director, employee or agent of any of the foregoing is at any time requested or required to disclose any information supplied to it in connection with the transactions contemplated hereby, Purchaser agrees to provide Seller with prompt notice of such request(s) so that Seller may seek an appropriate protective order and/or waive Purchaser’s compliance with the terms of this Section 12.02. If Seller, any of its affiliates or any officer, director, employee or agent of any of the foregoing is at any time requested or required to disclose any information supplied to it in connection with the transactions contemplated hereby, Seller agrees to provide Purchaser with prompt notice of such request(s) so that Purchaser may seek an appropriate protective order and/or waive Seller’s compliance with the terms of this Section 12.02. Notwithstanding the terms of this Section 12.02, if, in the absence of a protective order or the receipt of a waiver hereunder, Purchaser or Seller is nonetheless, in the opinion of its counsel, compelled to disclose information concerning the other Party to any tribunal or else stand liable for contempt or suffer other censure or penalty, Purchaser or Seller may disclose such information to such tribunal without liability hereunder. If the proposed acquisition is not consummated, each Party agrees to promptly return to the other, promptly upon request, all confidential materials, and all copies thereof, which have been furnished to it in connection with the transactions contemplated hereby. For the avoidance of doubt, either Party may provide its shareholders and creditors with a general description of this Agreement and any related transactions, and, subject to the provisions of this Section 12.02, information obtained from the reports provided by Seller pursuant to Section 8.07.

Section 12.03 Broker’s Fees.

Each party hereto represents and warrants to the other that it has made no agreement to pay any finder’s, agent’s, broker’s or originator’s fee arising out of or in connection with the subject matter of this Agreement. In the event Purchaser has entered or enters into an agreement to pay any finder’s, agent’s, broker’s, advisor’s or originator’s fee arising out of or in connection with the subject matter of this Agreement, Purchaser shall be solely responsible for all such fees. The parties hereto shall indemnify and hold each other harmless from and against any such obligation or liability and any expense incurred in investigating or defending (including reasonable attorneys’ fees) any claim based upon the other party’s actions in connection with such obligation.

Section 12.04 Relationship of Parties.

The Parties intend that the transactions contemplated in the Transaction Documents constitute arms-length transactions among third parties. Nothing contained in the Transaction Documents will establish any fiduciary, partnership, joint venture or similar relationship between or among the Parties except to the extent otherwise expressly stated therein.

Section 12.05 Survival of Representations and Warranties.

Each party hereto covenants and agrees that the representations and warranties in this Agreement, and in any document delivered or to be delivered pursuant hereto, shall survive the Agreement Date.

Section 12.06 Notices.

All notices, requests, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if personally delivered or sent by registered or certified mail, return receipt requested, postage prepaid or by prepaid overnight delivery service:

(a) If to Purchaser, to:

Fortress Investment Group

1345 Avenue of the Americas

New York, NY 10105

Attn: Brian Sigman

Chief Financial Officer

(212) 479-5343

(b) If to Seller, to:

Nationstar Mortgage LLC

350 Highland Drive

Lewisville, Texas 75067

Attn: Amar Patel

or to such other address as Purchaser or Seller shall have specified in writing to the other.

Section 12.07 Waivers.

Either Purchaser or Seller may, by written notice to the other:

(a) Extend the time for the performance of any of the obligations or other transactions of the other; and

(b) Waive compliance with or performance of any of the terms, conditions, covenants or obligations required to be complied with or performed by the other hereunder.

The waiver by Purchaser or Seller of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other subsequent breach.

Section 12.08 Entire Agreement; Amendment.

This Agreement and the related Transaction Documents constitute the entire agreement between the parties with respect to the transactions contemplated hereby and supersede all prior agreements with respect thereto. This Agreement may be amended only in a written instrument signed by both Seller and Purchaser.

Section 12.09 Binding Effect.

This Agreement shall inure to the benefit of and be binding upon the Parties and their successors and assigns. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the Parties and their successors and assigns, any rights, obligations, remedies or liabilities.

Section 12.10 Headings.

Headings on the Articles and Sections in this Agreement are for reference purposes only and shall not be deemed to have any substantive effect.

Section 12.11 Applicable Law.

This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of New York, except to the extent preempted by Federal law. This Agreement shall constitute a security agreement under the laws of the State of New York. In addition to any other rights available under this Agreement or otherwise available at law or in equity but subject to the terms hereof, Purchaser shall have all rights and remedies of a secured party with respect to the Collateral under the laws of the State of New York and under any other applicable law to enforce the assignments and security interests contained herein and, in addition, shall have the right, subject to compliance with any mandatory requirements of applicable law and the terms of this Agreement, to sell or apply any rights and other interests with respect to the Collateral assigned or pledged hereby in accordance with the terms hereof at public and private sale in accordance with the terms of this Agreement. The parties agree to waive trial by jury in the event of any dispute under this Agreement.

Section 12.12 Incorporation of Exhibits.

The Exhibits attached hereto shall be incorporated herein and shall be understood to be a part hereof as though included in the body of this Agreement.

Section 12.13 Counterparts.

This Agreement may be executed in counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.

Section 12.14 Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the rights of the parties hereto.

Section 12.15 Public Announcement.

No public release or statement concerning the subject matter of this Agreement shall be made by either party without the express written consent and approval of the other party, except as required by law or stock exchange rule, and provided that on and after the Agreement Date, either party may provide its shareholders and creditors with a general description of this Agreement and any related transactions, and, subject to the provisions of Section 12.02, information obtained from the reports provided by Seller pursuant to Section 8.07.

.

Section 12.16 Assignment

Seller may not assign, transfer, sell or subcontract all or any part of this Agreement, any interest herein, or any of the Seller’s interest in the Servicing Spread Collections, other than the interest in the Total Servicing Spread sold hereby, without the prior written consent of Purchaser, provided that any successor to Seller must assume Seller’s obligations under this Agreement. Purchaser shall have the unrestricted right to further assign, transfer, deliver, hypothecate, pledge, subdivide or otherwise deal with its rights under this Agreement on whatever terms Purchaser shall determine without the consent of Seller; including the right to assign all or any portion of the Current Excess Servicing Spread and to assign Current Excess Servicing Spread Rights. If Purchaser assigns any rights under this Agreement to a third party (a “Third Party Assignment”), such third party (a “Third Party Assignee”) shall enter into a new agreement (a “Third Party Current Spread Agreement”) with Seller or Seller’s assignee that provides such Third Party Assignee with the same rights with respect to the Current Excess Servicing Spread Rights that Purchaser would have had under this Agreement if the Third Party Assignment had not occurred.

Section 12.17 Termination.

If all necessary Owner Consents are not received by the Closing Date, or if the Residential Servicing Business Asset Purchase Agreement is terminated, this Agreement shall be terminated concurrently therewith, without any further action of either Party, and neither Party shall have any further obligations to the other Party hereunder.

Section 12.18 Third Party Beneficiaries.

This Agreement does not and is not intended to confer any rights or remedies upon any person or entity other than Purchaser and Seller, except as provided in Section 11.01 and in Section 11.02, provided that Purchaser and Seller reserve the right to modify any term of, or terminate, this Agreement, without the consent of any Purchaser Indemnitee or Seller Indemnitee.

IN WITNESS WHEREOF, each of the undersigned parties to this Agreement has caused this Agreement to be duly executed in its corporate name by one of its duly authorized officers, all as of the date first above written.

NIC MSR II LLC Purchaser

By:	NIC MSR LLC, as Member

By:	/s/ Brian Sigman
Name:	Brian Sigman
Title:	Chief Financial Officer

NATIONSTAR MORTGAGE LLC Seller

By:	/s/ Amar Patel
Name:	Amar Patel
Title:	Executive Vice President

EXHIBIT A

FORM OF ASSIGNMENT AGREEMENT FOR MORTGAGE LOANS

Subject to, and upon the terms and conditions of the Current Excess Servicing Spread Acquisition Agreement for FNMA Mortgage Loans, dated as of March 6, 2012 (the “Agreement”), by and between Nationstar Mortgage LLC, a Delaware limited liability company (together with its successors and assigns, the “Seller”) and NIC MSR II LLC, a Delaware limited liability company (together with its successors assigns, the “Purchaser”), as may be amended, restated, or otherwise modified and in effect from time to time, Seller hereby assigns, transfers and delivers to Purchaser all of Seller’s right, title and interest in and to Current Excess Servicing Spread for each of the Mortgage Loans set forth in Annex A attached hereto and all proceeds thereof, and agrees that as of the Closing Date, the applicable Mortgage Loan shall be deemed to be a “Mortgage Loan” for all purposes of the Agreement. Capitalized terms used in this Assignment Agreement have the meanings given to such terms in, or incorporated by reference into, the Agreement.

In the event (but only in the event) that the conveyance of the Current Excess Servicing Spread is characterized by a court or governmental authority as security for a loan rather than a sale, Seller will be deemed to have granted to Purchaser, and Seller hereby grants to Purchaser, a security interest in all of its right, title and interest in, to and under the Current Excess Servicing Spread and all proceeds thereof as security for a loan in an amount of the Purchase Price..

All of the terms, covenants, conditions and obligations of the Agreement required to be complied with and performed by Seller on or prior to the date hereof have been duly complied with and performed in all material respects.

NATIONSTAR MORTGAGE LLC Seller

By:

Name:
Title:

Annex A

[ATTACH ANNEX A, WHICH MAY BE ON COMPUTER TAPE, COMPACT DISK, OR

MICROFICHE, CONTAINING THE INFORMATION SET FORTH BELOW]

(a)	(b)	(c)	(d)	(e)	(f) (column (d) – column (e))	(g) ([ ]% of column (f))
Closing Date	Loan # of Mortgage Loan	Principal Balance of Mortgage Loan as of the Closing Date	Servicing Fee Rate	Base Servicing Fee Rate	Net Servicing Fee Rate	Current Excess Servicing Spread

EXHIBIT B

SCHEDULE OF MORTGAGE LOANS

[SEPARATELY DELIVERED]

x1vii

EXHIBIT C

SELLER’S OFFICER’S CERTIFICATE

(To be supplied on the Closing Date)

I,                                                              , a [Vice President] of Nationstar Mortgage LLC (the “Company”), pursuant to Section 9.07 of the Current Excess Servicing Spread Acquisition Agreement for FNMA Mortgage Loans by and between NIC MSR II LLC and the Company, dated as of March 6, 2012 (the “Agreement”), hereby certify on behalf of the Company that:

(i) Each of the Company’s representations and warranties made in the Agreement is true and correct in all material respects as of the date hereof;

(ii) All of the terms, covenants, conditions and obligations of the Agreement required to be complied with and performed by the Company at or prior to the date hereof have been duly complied with and performed in all material respects;

(iii) The conditions set forth in Section 9.04 of the Agreement have been satisfied; and

(iv) As of the date hereof, the Company has a Consolidated Tangible Net Worth (as defined in the Agreement) of at least the sum of (x) $150,000,000 and (y) 50% of the proceeds from any issuance of equity by Seller, Nationstar Mortgage Holdings Inc. or any of Seller’s consolidated subsidiaries, and is not in default in any indebtedness in excess of $10,000,000.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of [                        ]

By:_______________________________

EXHIBIT D

PURCHASER’S OFFICER’S CERTIFICATE

(To be supplied on the Closing Date)

I,                     , [POSITION] of NIC MSR LLC, the sole member of NIC MSR II LLC (the “Company”), pursuant to Section 10.05 of the Current Excess Servicing Spread Acquisition Agreement for FNMA Mortgage Loans by and between the Company and Nationstar Mortgage LLC, dated as of March 6, 2012 (the “Agreement”), hereby certify on behalf of the Company that:

(i) Each of the Company’s representations and warranties made in the Agreement is true and correct in all material respects as of the date hereof; and

(ii) All of the terms, covenants, conditions and obligations of the Agreement required to be complied with and performed by the Company at or prior to the date hereof have been duly complied with and performed in all material respects; and

(iii) All conditions set forth in Section 10.04 have been satisfied.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of [                    ].

NIC MSR II LLC

By: NIC MSR LLC, as member

By:

EXHIBIT E

LOCATION OF CREDIT FILES

350 Highland Drive

Lewisville, Texas 75067

EXHIBIT F

FORM OF SUMMARY REMITTANCE REPORT

[DELIVERED SEPARATELY]

EXHIBIT G

FORM OF DELINQUENCY REPORT

[DELIVERED SEPARATELY]

EXHIBIT H

FORM OF DISBURSEMENT REPORT

[DELIVERED SEPARATELY]

EXHIBIT I

SELLER JURISDICTIONS AND RECORDING OFFICES

Chief Executive Office:

350 Highland Drive

Lewisville, Texas 75067

Recording Office:

Secretary of State, State of Delaware